Exhibit 24.2

ENABLE MIDSTREAM PARTNERS, LP

Power of Attorney

Each person whose signature appears below appoints Mark C. Schroeder and J. Brent Hagy, and each of them, any of whom may act without the joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of Enable Midstream Partners, LP (File No. 333-192542) (the “Registration Statement”) and any and all amendments (including post-effective amendments) thereto and any registration statement (including any amendment thereto) for the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of January, 2014.

/s/ Lynn L. Bourdon, III
By: Lynn L. Bourdon, III

/s/ Stephen E. Merrill
By: Stephen E. Merrill